Exhibit 10.4

AMENDMENT NO. 1

TO

AMENDED AND RESTATED PROMISSORY NOTE

This AMENDMENT NO. 1 TO AMENDED AND RESTATED PROMISSORY NOTE (this “Amendment”) is made and entered into as of July 30, 2014, by and between Cyalume Technologies Holdings, Inc., a Delaware corporation (“Maker”), and JFC Technologies, LLC (“Payee”).

RECITALS

A.         Maker is indebted to Payee under that certain Amended and Restated Promissory Note dated November 19, 2013 (the “Restated Note”), which Restated Note amended and restated a promissory note originally issued by Maker to Payee as of December 31, 2012.

B.          The Company proposes to sell an aggregate of $2,000,000 of two new series of preferred stock, designated as Series B Convertible Preferred Stock and Series C Preferred Stock (the “Series B/C Financing”), to certain investors (including Payee), and it is a condition to the investors’ obligation to consummate the Series B/C Financing that the Restated Note be amended as set forth herein.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), intending to be legally bound, Maker and Payee agree as follows:

1.          Paragraphs (e) and (f) of Section 3 of the Restated Note are hereby deleted in their entireties and of no further force or effect.

2.          Except as otherwise specifically set forth in this Amendment, all provisions of the Restated Note shall remain in full force and effect.

3.          This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Maker and Payee have duly executed this Amendment, as of the date first above written.

CYALUME TECHNOLOGIES HOLDINGS,		JFC TECHNOLOGIES, LLC
INC.

By	/s/ Zivi Nedivi	By	/s/ James G. Schleck
Name: Zivi Nedivi		Name: James G. Schleck
Title: CEO		Title: Managing Member